Exhibit 99.1

AGILE THERAPEUTICS ANNOUNCES REORGANIZATION OF LEADERSHIP TEAM

Appointment of Amy Welsh to Chief Commercial Officer Prioritizes Commercial Growth

Company Streamlines Leadership Team to Align with Plan to Grow Twirla®

James Tursi, M.D. Resigns from Board of Directors

PRINCETON, N.J., October 7, 2022 (GLOBE NEWSWIRE) – Agile Therapeutics, Inc. (Nasdaq: AGRX), a women's healthcare company, today announced that it has reorganized and streamlined its executive leadership team to align with its business plan to promote Twirla® (levonorgestrel and ethinyl estradiol) transdermal system growth. As part of the changes, the Company announced the appointment of Amy Welsh to Chief Commercial Officer effective November 1, 2022. Additionally, James P. Tursi, M.D. has informed the Company that he will resign from the Company’s board of directors effective October 7, 2022.

“Our focus in 2022 has been on growing Twirla and advancing towards generating positive cash flow,” said Agile Therapeutics Chairman and Chief Executive Officer Al Altomari. “In 2022, we have significantly reduced our operating expenses by redesigning how we work to gain efficiencies and implemented a plan we believe can drive Twirla growth through our Afaxys partnership, connected TV (CTV) campaign, and growing the telemedicine channel. The changes to our leadership team we are announcing today are expected to help us consolidate the efficiency gains we have made in our operations by streamlining my executive team and maintaining our focus on executing our business plan.”

In addition to her current responsibilities leading the Twirla marketing team, Ms. Welsh, as Chief Commercial Officer, will assume responsibility for all the Company’s commercial functions. Ms. Welsh joined the Company in May 2020 as Vice President, Marketing. Prior to joining Agile, Ms. Welsh was a Vice President, Marketing at Antares Pharma, Inc., and held various roles of increasing responsibility at AstraZeneca.

The Company has also appointed Geoffrey P. Gilmore to the newly created role of Chief Administrative Officer. In this role, Mr. Gilmore will be responsible for all the Company’s general and administrative (“G&A”) functions, including corporate secretary, legal, human resources, finance, investor relations and quality assurance. This will enable the Company to consolidate and streamline its G&A functions into one group. Mr. Gilmore previously served as the Company’s General Counsel.

The Company’s executive leadership team will also include Robert G. Conway, the Company’s Chief Corporate Planning and Supply Chain Officer, who will be responsible for the Company’s manufacturing and supply chain functions as well as corporate planning, and Paul Korner, M.D., M.B.A, the Company’s Chief Medical Officer, who will be responsible for the Company’s medical and research functions and will be part of the Company’s business development team.

On October 4, 2022, Dr. Tursi informed the board of directors that he intends to resign from the board of directors to focus more of his time on his role as Executive Vice President, Global Research & Development of Endo Pharmaceuticals. Mr. Tursi joined the board of directors in 2016 and currently chairs the board’s Science and Technology Committee and serves as a member of the Compensation Committee. The Company does not intend to fill Dr. Tursi’s seat. The board of directors is evaluating how it intends to fill Dr. Tursi’s committee assignments.

“James Tursi has provided important strategic insights, guidance and support throughout his long-standing tenure on Agile’s board,” stated Mr. Altomari. “On behalf of the other board members and Agile’s management team, I would like to thank James for his service to the company.”

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol), a transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website, Twitter account (@agilether), and LinkedIn account.

About Twirla®

Twirla (levonorgestrel and ethinyl estradiol) transdermal system is a once-weekly combined hormonal contraceptive (CHC) patch that contains the active ingredients levonorgestrel (LNG), a type of progestin, and ethinyl estradiol (EE), a type of estrogen. Twirla is indicated for use as a method of contraception by women of reproductive potential with a body mass index (BMI) < 30 kg/m2 for whom a combined hormonal contraceptive is appropriate. Healthcare providers (HCPs) are encouraged to consider Twirla’s reduced efficacy in women with a BMI ≥ 25 to <30 kg/m2 before prescribing. Twirla is contraindicated in women with a BMI ≥ 30 kg/m2. Twirla is also contraindicated in women over 35 years old who smoke. Cigarette smoking increases the risk of serious cardiovascular events from CHC use. Twirla is designed to be applied once weekly for three weeks, followed by a week without a patch.

Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding our ongoing and planned manufacturing and commercialization of Twirla®, the potential market acceptance and uptake of Twirla, including the increasing demand for Twirla, our partnership with Afaxys and its ability to promote growth, our product supply agreement with Nurx and its ability to educate patients about Twirla, our connected TV (CTV) campaign and its ability to promote growth, our future plans with respect to our existing debt financing from Perceptive Advisors, our ability to become cash flow positive, our prospects for future financing arrangements, and our operating expenses, financial condition, growth and strategies. Any or all of the forward- looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to maintain regulatory approval of Twirla and the labeling under any approval we obtain, the ability of Corium to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla, our ability to successfully enhance the commercialization of and increase the uptake for Twirla, the size and growth of the markets for Twirla and our ability to serve those markets, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla and our product candidates, the effects of the ongoing COVID-19 pandemic on our commercialization efforts, clinical trials, supply chain, operations and the operations of third parties we rely on for services such as manufacturing, marketing support and sales support, as well as on our potential customer base, our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Matt Riley

Head of Investor Relations & Corporate Communications

mriley@agiletherapeutics.com